POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Tara J. Gabbai and Andrew Muratore as the undersigned’s true and lawful attorney-in-fact and agent, and grants each of them full power to act on behalf of the undersigned and in the undersigned’s name, place and stead, in any and all capacities, for the purpose of completing and signing, on behalf of the undersigned, any Form 3, Form 4 or Form 5 required or permitted to be filed by the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any Form 144 required to be filed by the undersigned under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 144 promulgated thereunder, and any and all other documents, including, without limitation, Form ID, necessary or desirable to facilitate the filing by the undersigned of Form 144 and forms under Section 16 of the Exchange Act,

with regard to the undersigned's ownership of or transactions in securities of Icagen, Inc., including, without limitation, the power to complete and sign any and all amendments to such forms and documents, if any, and to file such forms and documents and amendments thereto with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite or necessary to be done in connection with such forms and documents, as fully and to all intents and purposes as the undersigned might or could do in person.

The authority of Tara J. Gabbai and Andrew Muratore under this Power of Attorney shall continue until the undersigned is no longer required to file Form 3, Form 4, Form 5 or Form 144 with regard to the undersigned's ownership of or transactions in securities of Icagen, Inc., unless earlier revoked in writing.  The undersigned acknowledges that Tara J. Gabbai and Andrew Muratore are not assuming any of the undersigned's responsibilities to comply with Rule 144 under the Securities Act or Section 16 of the Exchange Act.

Signature: /s/ Ruth Mckernan
                   Ruth Mckernan

Date: September  28, 2011